EXHIBIT 10.1

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement (this “Agreement”) is made and entered into as of December 12, 2013, by and between Sonus Networks, Inc., a Delaware corporation (“Parent”) and the undersigned stockholder (“Stockholder”) of Performance Technologies, Incorporated, a Delaware corporation (the “Company”).

RECITALS

A. Concurrently with the execution and delivery hereof, Parent, Purple Acquisition Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement.

C. As a material inducement to the willingness of Parent and Sub to enter into the Merger Agreement, Parent has required that Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.                  Certain Definitions.

(a)               Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 13 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.                  Transfer and Voting Restrictions.

(a)               At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined in Section 13 hereof), Stockholder shall not, except in connection with the Merger, Transfer or suffer a Transfer of any of the Shares.

(b)               Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as defined in Section 3(a) hereof).

(c)                Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person or entity with the authority to vote any of the Shares other than in compliance with this Agreement, Parent may advise the Company of the existence of this Agreement to avoid noncompliance herewith, and further Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares, or (iii) record such vote.

3.                  Agreement to Vote Shares.

(a)               Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended or would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction (each of (ii) and (iii), a “Competing Transaction”).

(b)               If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all commercially reasonable actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4.                  Grant of Irrevocable Proxy.

(a)               Stockholder hereby irrevocably appoints Parent and each of its executive officers or other designees (the “Proxyholders”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), and grants to the Proxyholders full authority, for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Proxyholders with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b)               Stockholder hereby revokes any proxies heretofore given by Stockholder in respect of the Shares.

(c)                Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law, and may under no circumstances be revoked. The irrevocable proxy granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of Stockholder.

(d)               The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above. Stockholder may vote the Shares on all other matters.

(e)                Parent may terminate this proxy at any time by written notice to Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

5.                  No Solicitation. Subject to Stockholder’s rights in his capacity as an officer or director of the Company as set forth in Section 6 below, Stockholder shall not directly or indirectly, (a) solicit, initiate, propose, knowingly encourage or knowingly facilitate the making of any proposal or offer that constitutes, or that could reasonably be expected to lead, to an Acquisition Proposal, (b) furnish any non-public information regarding the Company or any of its subsidiaries to any person or entity in connection with or in response to an Acquisition Proposal or a proposal or offer that would result in an Acquisition Proposal, (c) engage in discussions or negotiations with any person or entity with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction.

6.                  Action in Stockholder Capacity Only. Stockholder is entering into this Agreement solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares and not in Stockholder’s capacity as a director or officer of the Company. Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including without limitation in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

7.                  Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a)               (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; and (ii) Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement.

(b)               As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement, Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c)                This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement and the performance by Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Stockholder is a party or bound, or any order or legal requirement to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d)               Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e)                Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8.                  Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Section 8.1 thereof or (b) the Effective Time (the “Expiration Date”); provided, however, that (i) Section 9 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement.

9.                  Miscellaneous Provisions.

(a)               Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent and Stockholder.

(b)               Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)                Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to the subject matter hereof.

(d)               Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(e)                Consent to Exclusive Jurisdiction; Venue; Service of Process. Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(n). Nothing in this Section 9(e), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(f)                 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(g)               Attorneys’ Fees. In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(h)               Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties may be assigned or delegated by either of the parties without prior written consent of the other party except that Parent, without obtaining the consent of the Stockholder, shall be entitled to assign this Agreement or all or any of its rights hereunder to an Affiliate of Parent. No assignment by Parent under this Section 9(h) shall relieve Parent of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(i)                 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity (other than the parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)                 Further Assurances. Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. To the extent applicable in connection with the Proposed Transaction, Stockholder hereby agrees that Parent may publish and disclose in the Form S-4 Registration Statement (including all documents and schedules filed with the SEC), such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Form S-4 Registration Statement or in any other filing made by Parent with the SEC relating to the Proposed Transaction. Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Stockholder becomes the record or beneficial owner after the date of this Agreement.

(k)               Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(l)                 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(m)             Specific Performance; Injunctive Relief. The parties acknowledge that Parent shall be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity without posting any bond or other undertaking. Stockholder agrees that Stockholder will not oppose the granting of any injunction, specific performance or other equitable relief on the basis that Parent has an adequate remedy of law or an injunction, award of specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

(n)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) the business day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail (upon confirmation of receipt): (A) if to Parent, to the address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address shown below Stockholder’s signature on the last page hereof.

(o)               Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

(p)               Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(q)               Rules of Construction. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT: /s/ RaymondP. Dolan By: Raymond P. Dolan Its: President and Chief Executive Officer	STOCKHOLDER: /s/ John M. Slusser By: John M. Slusser Its: Address: 383 Pond Road Honeoye Falls, NY 14472
Shares Beneficially Owned by Stockholder: 254,761 shares of Company Common Stock 0 shares of Company Preferred Stock 405,000 Company Stock Options to acquire Company Common Stock